Exhibit 10.3

Execution Version

INVESTOR RIGHTS AGREEMENT

This Investor Rights Agreement (this “Agreement”) is entered into as of February 10, 2020 (the “Effective Date”), by and between PAE Incorporated (f/k/a, Gores Holdings III, Inc.), a Delaware corporation (the “Company”), and PE Shay Holdings, LLC, a Delaware limited liability company (“Platinum”). Unless otherwise provided, each capitalized term used and not otherwise defined herein shall have the meaning set forth in Article IV.

WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated November 1, 2019, by and among the Company, Shay Holding Corporation, a Delaware corporation, EAP Merger Sub, Inc., a Delaware corporation, EAP Merger Sub II, LLC, a Delaware limited liability company and Platinum Equity Advisors, LLC, a Delaware limited liability company, in its capacity as the stockholder representative thereunder (the “Merger Agreement”), Platinum is receiving shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”); and

WHEREAS, in connection with the transactions contemplated by the Merger Agreement, the Company and Platinum desire to set forth certain understandings between the Company and Platinum, including with respect to certain governance matters.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE I

COVENANTS, REPRESENTATIONS AND WARRANTIES

Each party hereby represents and warrants to the other party and acknowledges that: (a) the execution, delivery and performance of this Agreement have been duly authorized by such party and do not require such party to obtain any consent or approval that has not been obtained and do not contravene or result in a default under any provision of any law or regulation applicable to such party or other governing documents or any agreement or instrument to which such party is a party or by which such party is bound; (b) such party has the power and authority to enter into this Agreement and to carry out its obligations hereunder; and (c) this Agreement is valid, binding and enforceable against such party in accordance with its terms.

ARTICLE II

BOARD OF DIRECTORS; OBSERVERS; VOTING

Section 2.1. Board Composition. The authorized number of directors on the Board shall initially be five (5), two (2) of whom shall be nominated by Platinum (each, a “Platinum Director” and who shall initially be Louis Samson and John Heller), and three (3) of whom shall be independent directors initially nominated by Platinum and reasonably acceptable to the Company. John Heller shall be a Class II Director, and Louis Samson shall be a Class III Director, each pursuant to the Second Amended and Restated Certificate of Incorporation of the Company.

Section 2.2. Platinum Representation.

(a) For so long as Platinum holds a number of shares of Common Stock representing at least ten percent (10%) of the shares of Common Stock then outstanding, unless there are two (2) Platinum Directors who are not standing for election, the Company shall take all Necessary Action to include in the slate of nominees recommended by the Board for election as directors at each applicable annual or special meeting of stockholders at which directors are to be elected such number of individuals designated by Platinum so that if elected, there will be two (2) Platinum Directors.

(b) For so long as Platinum holds a number of shares of Common Stock representing at least five percent (5%) (but less than ten percent (10%)) of the shares of Common Stock then outstanding, unless there is one Platinum Director who is not standing for election, the Company shall take all Necessary Action to include in the slate of nominees recommended by the Board for election as directors at each applicable annual or special meeting of stockholders at which directors are to be elected an individual so that if elected, there will be one (1) Platinum Director. For the avoidance of doubt, at any time after Platinum ceases to hold at least ten percent (10%) of the shares of Common Stock then outstanding, if there is more than one Platinum Director, Platinum may by written notice designate which director shall be the Platinum Director and the other person shall cease to be a Platinum Director for all purposes under this Agreement.

(c) For the avoidance of doubt, at any time Platinum ceases to hold at least five percent (5%) of the shares of Common Stock then outstanding, Platinum shall not be entitled to nominate any director to serve on the Board and the Company shall have no further obligation to take any action to include in the slate of nominees recommended by the Board for election as directors at any subsequent annual or special meeting of stockholders at which directors are to be elected any individual nominated by Platinum.

(d) For the avoidance of doubt, if at any time Platinum holds a number of shares of Common Stock representing less than ten percent (10%) of the shares of Common Stock such that the rights set forth in Section 2.2(a) no longer apply, or less than five percent (5%) of the shares of Common Stock such that the rights set forth in Section 2.2(b) no longer apply, then in each case, any director previously appointed by Platinum and then serving on the Board shall not be required to resign from the Board and shall be entitled serve for the remainder of his or her term as a Class II or Class III director, as applicable.

Section 2.3. Board Observer. For so long as Platinum has the right to nominate a director for election to the Board under this Agreement, Platinum shall have the right to designate one Board observer (“Board Observer”) to attend and participate in all meetings of the Board or any committees thereof in a non-voting capacity by the giving of written notice to the Company of such election (“Observation Election”). In connection therewith, the Company shall simultaneously give such Board Observer copies of all notices, consents, minutes and other materials, financial or otherwise, which the Company provides to the Board; provided, however, that the Company reserves the right to withhold any information and to exclude such Board Observer from any meeting or portion thereof if access to such information or attendance at such meeting could (a) adversely affect the attorney-client privilege between the Company and its counsel, (b) result in disclosures of trade secrets or highly confidential information or (c) result in a conflict of interest. Platinum may revoke any such Observation Election at any time upon written notice to the Company after which Platinum shall be entitled, but not required, to designate a replacement Board Observer.

Section 2.4. Chairman. For so long as Platinum has the right to nominate a director for election to the Board under this Agreement, Platinum shall have the right to designate the Chairman of the Board, which Chairman may, but is not required to, be a Platinum Director.

Section 2.5. Committee Representation. Subject to applicable laws and stock exchange regulations, Platinum shall have the right to have at least one (1) Platinum Director serve on each committee of the Board, other than the audit committee of the Board, for so long as Platinum has the right to nominate a director for election to the Board under this Agreement.

Section 2.6. Vacancies and Removal. To the extent not inconsistent with Section 141(k) of the General Corporation Law of the State of Delaware and the Company’s Governing Documents: (a) Platinum shall have the exclusive right to remove any Platinum Director from the Board, and the Board and Platinum shall take all Necessary Action to cause the removal of any Platinum Director at the request of Platinum; and (b) subject to Section 2.2, Platinum shall have the exclusive right to appoint or nominate for election, as the case may be, to the Board a director to fill vacancies created by reason of death, removal or resignation of any then-serving Platinum Director, and the Board and Platinum shall take all Necessary Action to cause any such vacancies to be filled by replacement directors nominated by Platinum as promptly as reasonably practicable.

Section 2.7. Additional Unaffiliated Directors. For so long as Platinum has the right to nominate a director for election to the Board under this Agreement, the Company will take all Necessary Action to ensure that the number of directors serving on the Board shall not exceed five (5); provided, that the number of directors may be increased if necessary to satisfy the requirements of applicable laws and stock exchange regulations.

Section 2.8. Board Meeting Expenses. The Company shall pay all reasonable reimbursable out-of-pocket costs and expenses (including, but not limited to, travel and lodging) incurred by each member of the Board and each Board Observer incurred in the course of his or her service hereunder, including in connection with attending regular and special meetings of the Board, any board of directors or board of managers of each of the Company’s Subsidiaries and/or any of their respective committees.

Section 2.9. Indemnification. The Company shall obtain customary director and officer indemnity insurance on reasonable terms. The Company hereby acknowledges that any director, officer or other indemnified person covered by any such indemnity insurance policy (any such Person, an “Indemnitee”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by Platinum or one or more of its Affiliates (collectively, the “Fund Indemnitors”). The Company hereby: (a) agrees that the Company and any of its Subsidiaries that provides indemnification shall be the indemnitor of first resort (i.e., its or their obligations to an Indemnitee shall be primary and any obligation of any Fund Indemnitor to advance expenses or to provide indemnification for the same expenses or liabilities incurred by an Indemnitee shall be secondary); (b) agrees that it shall be required to advance the full amount of expenses incurred by an Indemnitee and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement or any other agreement between the Company and an Indemnitee, without regard to any rights an Indemnitee may have against any Fund Indemnitor or its insurers; and (c) irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of an Indemnitee with respect to any claim for which such Indemnitee has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Indemnitee against the Company.

ARTICLE III

INFORMATION; ACCESS

Section 3.1. Quarterly Financial Statements. Concurrently with the distribution of the Company’s quarterly financial statements to the audit committee of the Board for review, for so long as Platinum has the right to designate a director for nomination under this Agreement, the Company shall deliver to Platinum an unaudited balance sheet of the Company as of the last day of each of the first three (3) fiscal quarters of each fiscal year and the related unaudited consolidated statements of income, stockholders equity and cash flows for such fiscal quarter and for the fiscal year-to-date period then ended, including any related notes thereto, if available.

Section 3.2. Annual Financial Statements. Concurrently with the distribution of the Company’s annual financial statements to the audit committee of the Board for review, for so long as Platinum has the right to designate a director for nomination under this Agreement, the Company shall deliver to Platinum an audited balance sheet of the Company as of the end of such fiscal year and the related audited consolidated statements of income, stockholders equity and cash flows for such fiscal year, including any related notes thereto (it being understood that the Company shall not in any event be obligated to deliver any such audited financial statements prior to one hundred fifty (150) days after completion of the applicable fiscal year unless such audited financial statements have been released earlier).

Section 3.3. Access. For so long as Platinum has the right to designate a director for nomination under this Agreement and subject to the confidentiality obligations set forth in a customary confidentiality agreement to be entered into by and between Platinum and the Company, the Company shall, and shall cause its Subsidiaries to, permit Platinum and its respective designated representatives, at reasonable times and upon reasonable prior notice to the Company, to review the books, records, contracts and agreements of the Company or any of such Subsidiaries and to discuss the affairs, finances and condition of the Company or any of such Subsidiaries with the officers of the Company or any such Subsidiary. For so long as Platinum has the right to designate a director for nomination under this Agreement, the Company shall, and shall cause its Subsidiaries to, provide Platinum, in addition to other information that might be reasonably requested by Platinum from time to time: (a) direct access to the Company’s auditors and officers; (b) copies of all materials provided to the Board at the same time as provided to the Board; (c) access to appropriate officers and directors of the Company at such times as may be requested by Platinum with respect to matters relating to the business and affairs of the Company and its Subsidiaries; (d) information in advance with respect to any significant corporate actions, including, without limitation, extraordinary dividends, mergers, acquisitions or dispositions of assets, issuances of significant amounts of debt or equity and material amendments to the certificate of incorporation or bylaws of the Company or any of its respective Subsidiaries; and (e) to the extent otherwise prepared by the Company, operating and capital expenditure budgets and periodic information packages relating to the operations and cash flows of the Company and its Subsidiaries.

ARTICLE IV

DEFINITIONS

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise.

“Board” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, a Sunday or other day on which commercial banks in New York, New York are authorized or required by legal requirements to close.

“Company Stock” means the shares of Common Stock and any other shares of capital stock of the Company from time to time outstanding.

“Governing Documents” with respect to the Company and any of its Subsidiaries, means, collectively, such Person’s certificate of incorporation, certificate of formation, bylaws, operating agreement or similar governing documents.

“Governmental Entity” means the United States of America or any other nation, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

“Necessary Action” means, with respect to a specified result, all actions, to the fullest extent permitted by applicable law, necessary to cause such result, including, without limitation: (a) voting or providing a written consent or proxy with respect to the Company Stock; (b) causing the adoption of amendments to the Governing Documents; (c) executing agreements and instruments; and (d) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, association or other entity or a Governmental Entity.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or business entity of which: (a) if a corporation, a majority of the total voting power of units of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; or (b) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity. For purposes hereof, references to a “Subsidiary” of any Person shall be given effect only at such times that such Person has one or more Subsidiaries, and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company.

ARTICLE V

MISCELLANEOUS

Section 5.1. Amendment and Waiver. This Agreement may be amended by the parties at any time by execution of an instrument in writing signed on behalf of each of the parties.

Section 5.2. Freedom to Pursue Opportunities. The Company acknowledges and understands that Platinum and its respective Affiliates, including the Platinum Directors, from time to time review the business plans and related proprietary information of many enterprises, including enterprises that may have products or services that compete directly or indirectly with those of the Company, and may trade in the securities of such enterprises. Nothing in this Agreement shall preclude or in any way restrict Platinum, any of its respective Affiliates, including the Platinum Directors, from investing or participating in any particular enterprise, or trading in the securities thereof, whether or not such enterprise has products or services that compete with those of the Company, and the Company hereby waives, in perpetuity, any and all claims that it now has or may have in the future, and agree not to initiate any litigation or any other cause of action (whether or not in a court of competent jurisdiction) in respect of any such waived claims, or otherwise on the basis of, or in connection with, the doctrine of corporate opportunity (or any similar doctrine).

Section 5.3. Severability. In the event that any term, provision, covenant or restriction of this Agreement, or the application thereof, is held to be illegal, invalid or unenforceable under any present or future applicable law: (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom; and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms of such illegal, invalid or unenforceable provision as may be possible.

Section 5.4. Entire Agreement. Except as otherwise expressly set forth herein, this document and the documents referenced herein and therein embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

Section 5.5. Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and Platinum and its respective successors and assigns, so long as they hold Company Stock.

Section 5.6. Counterparts. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

Section 5.7. Remedies. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company and Platinum shall have the right to injunctive relief or specific performance, in addition to all of its rights and remedies at law or in equity, to enforce the provisions of this Agreement. Nothing contained in this Agreement shall be construed to confer upon any Person who is not a signatory hereto any rights or benefits, as a third party beneficiary or otherwise.

Section 5.8. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given: (a) on the date established by the sender as having been delivered personally; (b) one (1) Business Day after being sent by a nationally recognized overnight courier guaranteeing overnight delivery; (c) on the date delivered, if delivered by email, with confirmation of transmission; or (d) on the fifth (5th) Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:

if to the Company, to:

PAE Incorporated

7799 Leesburg Pike, Suite 300 North

Falls Church, VA 22043

Attn: Paul W. Cobb, Jr.

Email: Whit.Cobb@pae.com

if to Platinum, to:

c/o Platinum Equity Advisors, LLC

360 North Crescent Drive South Building

Beverly Hills, CA 90210

Attention: Kris Agarwal, Executive V.P. and General Counsel

Email: KAgarwal@platinumequity.com

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

555 11th Street N.W.

Washington, DC 20004

Attention: David Dantzic

Email: David.Dantzic@lw.com

or to such other address or to the attention of such Person or Persons as the recipient Party has specified by prior written notice to the sending Party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain). If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above shall control.

Section 5.9. Governing Law. This Agreement and any action, suit, dispute, controversy or claim arising out of this Agreement or the validity, interpretation, breach or termination of this Agreement shall be governed by and construed in accordance with the internal law of the State of Delaware regardless of the law that might otherwise govern under applicable principles of conflicts of law thereof.

Section 5.10. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Investor Rights Agreement on the day and year first above written.

PAE INCORPORATED

By:	/s/ Paul W. Cobb, Jr.
	Name:	Paul W. Cobb, Jr.
	Title:	Executive Vice President, General Counsel and Secretary

PE SHAY HOLDINGS, LLC

By:	/s/ Mary Ann Sigler
	Name:	Mary Ann Sigler
	Title:	Manager

[Signature Page to the Investor Rights Agreement]